UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Employment Agreement - Stephen F. Fisher

On October 27, 2015, Entercom Communications Corp. (the “Company”) entered into an Amended and Restated Employment Agreement with Stephen F. Fisher (the “Agreement”) to extend the Agreement through February 28, 2017. Mr. Fisher’s salary and bonus potential remain unchanged.

The Agreement provides for an equity grant of 91,666 Restricted Stock Units (“RSUs”) under the Entercom Equity Compensation Plan. These RSUs vest 50% on February 28, 2017 and 50% on February 28, 2018.

The foregoing is a summary description of the Agreement and by its nature is incomplete. For further information regarding the terms and conditions of the Agreement, reference is made to the complete text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/S/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Senior Vice President

Dated: October 28, 2015